UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

TRANSATLANTIC CAPITAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50482	98-0377767
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Veterans Memorial Highway, Suite 134-271
Mableton, GA		30126
(Address of principal executive offices)		(Zip Code)

1.404.537.2900
Registrant’s telephone number, including area code:

ACRO, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2014, at 11:23 AM the Company changed its name officially to TransAtlantic Capital Inc. by filing a Certificate of Amendment to its Articles of Incorporation, pursuant to Nevada Revised Statutes 78.385 and 78.390 with the office of the Secretary of State for the State of Nevada, Document Number 20140386525-16.

In addition said Amendment to the Articles of Incorporation amended Article IV relating to the Authorized Capital Stock of the Company by stating that the total number of shares of all classes which the Company has authority to issue is 750,000,000, of which 700,000,000 shares shall be designated as “Common Stock” with a par value of $0.001 per share, and 50,000,000 shares shall be designated as “Preferred Stock” with a par value of $0.001 per share.

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

A.           PREFERRED STOCK

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and Articles of Amendment shall be filed as required by law with respect to issuance of such Preferred Stock, prior to the issuance of any shares of Preferred Stock.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, dividing of such shares into series or providing for a change in the number of, shares of any Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment which are effective without Shareholder action to increase or decrease the number of shares included in the Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of Preferred Stock. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the rights of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1.  the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2.           whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3.           the obligation, if any, of the Corporation to redeem shares of Preferred Stock pursuant to a sinking fund;

4.           whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5.           whether the shares of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6.           the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7.           any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

B.           COMMON STOCK

Subject to all of the rights of the Preferred Stock as expressly provide herein, by law or by the Board of Directors pursuant to this Article I, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s Articles of Incorporation, including, but not limited to, the following rights and privileges:

(1)           dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(2)           the holders of Common Stock shall have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

(3)           upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Im addition, on May 28, 2014, at 4:20 PM the Company filed a Certificate of Change pursuant to Nevada Revised Statutes 78.209 with the office of the Secretary of State for the State of Nevada, Document Number 20140387318-27 whereby the Company has agreed that for each one hundred fifty shares of Common Stock issued and outstanding, the shareholders will receive one Common Stock, $0.001 par value.  Any fractional share will be rounded to the next full share.  Any owner of less than a hundred full shares after the reverse will be entitled to receive one hundred full shares.  Total Common Stock, $0.001 par value will decrease from 29,216,990 to 195,517 issued and outstanding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2014, the Shareholders of the Company representing 19,529,369 shares out of a total of 29,216,990 shares issued and outstanding of Common Stock, $0.001 par value, approved changing the name off the Company from ACRO,Inc. to TransAtlantic Capital Inc., increase the authorized shares from 700,000,000 Common Stock to 750,000,000 shares, of which 700,000,000 shares shall be designated as Common Stock with a par value of $0.001 per share, and 50,000,000 shares shall be designated as Preferred Stock with a par value of $0.001 per share.  In addition the Company approved a reverse split of the Company's 29,216,990 issued Common Stock whereby for one hundred fifty shares of Common Stock issued and outstanding, the shareholders will receive one Common Stock, $0.001 par value.  Any fractional share will be rounded to the next full share.  Any owner of less than a hundred full shares after the reverse will be entitled to receive one hundred full shares.  Total Common Stock, $0.001 par value will therefore decrerase from 29,216,990 to 195,517 issued and outstanding.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:

3.1	Amendment Articles of Incorporation dated May 28, 2014 changing name to TransAtlantic Capital Inc. as filed with the Secretary of State in Nevada on May 28, 2014.

3.2	Certificate of Change dated May 28, 2014 one hundred fifty to one reverse split as filed with the Secretary of State of Nevada on May 28, 204.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2014	TRANSATLANTIC CAPITAL INC.

	By:	/s/ Joshua Griggs
Joshua Griggs
Chief Executive Officers